SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

THE ST. PAUL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

MINNESOTA (State or other jurisdiction of incorporation or organization)	41-0518860 (I.R.S. Employer Identification No.)

385 WASHINGTON STREET
ST. PAUL, MINNESOTA 55102
(651) 310-7911
(Address of principal executive offices)

If this form relates to the	If this form relates to the

registration of a class of	registration of a class of

securities pursuant to Section 12(b)	securities pursuant to Section 12(g)

of the Exchange Act and is effective	of the Exchange Act and is effective

pursuant to General Instruction	pursuant to General Instruction

A.(c), check the following box.	A.(d), check the following box.

         Securities Act registration statement file numbers to which this form relates: 333-92466, 333-92466-01, 333-73848, 73848-01 and 333-44122

         Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Equity Units	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:	NONE

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

         The class of securities to be registered hereby is the Equity Units of The St. Paul Companies, Inc., a Minnesota corporation.

         For a description of the Equity Units, reference is made to the Registration Statement on Form S-3 of The St. Paul Companies, Inc. and St. Paul Capital Trust II (Registration Nos. 333-92466, 333-92466-01, 333-73848, 333-73848-01 and 333-4412), filed with the Securities and Exchange Commission on July 16, 2002, as amended by Pre-Effective Amendment No. 1, filed on July 24, 2002 (the “Registration Statement”), and the form of preliminary prospectus for the Equity Units included therein, which description is incorporated herein by reference. Definitive copies of the prospectus describing the Equity Units will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be incorporated by reference into this Registration Statement on Form 8-A.

Item 2.  Exhibits.

Exhibit No	Description

(1)	Indenture between The St. Paul Companies, Inc. and JPMorgan Chase Bank, Trustee, dated as of March 12, 2002 (incorporated herein by reference to Exhibit 4.1 of the Current Report on Form 8-K of The St. Paul Companies, Inc., filed with the Securities and Exchange Commission on March 13, 2002)

(2)	Form of Note.*

(3)	Form of Remarketing Agreement.*

(4)	Form of Purchase Contract Agreement.*

(5)	Form of Pledge Agreement.*

(6)	Form of Unit (included in Exhibit 4).*

*	To be filed by amendment.

SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE ST. PAUL COMPANIES, INC.

By:	/s/ Bruce A. Backberg

Name: Bruce A. Backberg Title: Senior Vice President and Corporate Secretary

Date: July 25, 2002